Exhibit 4(j)

FIRST AMENDMENT OF

LOAN AGREEMENT

THIS FIRST AMENDMENT OF LOAN AGREEMENT (“Amendment”) is entered into and effective as of the 1st day of November, 2012 among NUGEN ENERGY, LLC, a South Dakota limited liability company (“Borrower”), FIRST NATIONAL BANK OF OMAHA in its capacities as Agent and a Bank (“Agent”) and the Banks party to the Loan Agreement referenced below, and amends that certain Loan Agreement dated November 1, 2011 among Borrower, the Agent and Banks (as amended, the “Loan Agreement”).

WHEREAS, pursuant to the Loan Agreement, Banks extended to Borrowers the Loans described in the Loan Agreement;

WHEREAS, the Borrower has requested that the Loan Termination Date of the Revolving Loan be extended to May 31, 2013 as provided for in this Amendment, and under the terms and conditions of this Amendment, the Agent and the Banks have agreed; and

WHEREAS, the parties desire to amend the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the amendments to the Loan Agreement provided for below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree to amend the Loan Agreement as follows:

1. Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement as amended in this Amendment, unless specifically defined in this Amendment.

2. The defined term “Loan Termination Date” in Section 1.27 of the Loan Agreement is hereby amended by deleting the reference to November 1, 2012 as the Loan Termination Date of the Revolving Loan and inserting in lieu thereof May 31, 2013.

3. Except as modified herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, affirmed and certified by Borrower. Borrower hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the Loan Documents. Borrower represents and warrants to the Agent and the Banks that the representations and warranties set forth in the Loan Agreement, and each of the other Loan Documents, are

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true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in “this Agreement” included references to this Amendment. Borrower represents, warrants and confirms to the Agent and the Banks that no Event of Default is now existing under the Loan Documents and that no event or condition exists which would constitute an Event of Default with the giving of notice and/or the passage of time. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger an Event of Default under any Loan Document. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

4. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA, as Agent and as a Bank

By:	/s/ Fallon Savage
Title:	Vice President

NUGEN ENERGY, LLC, Borrower

By:	/s/ Aaron Riedell
Title:	President and CEO
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AgStar Financial Services, PCA, as a Bank

By:	/s/ Ron Monson
Title:	Vice President
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1st Farm Credit Services, PCA, as a Bank

By:	/s/ Dale Richardson
Title:	Vice President
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1st Farm Credit Services, FLCA, as a Bank

By:	/s/ Dale Richardson
Title:	Vice President
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Farm Credit Services of America, PCA as a Bank

By:	/s/ Kathryn Frahm
Title:	Vice President
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Farm Credit Services of America, FLCA as a Bank

By:	/s/ Kathryn Frahm
Title:	Vice President
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Badgerland Financial, FLCA, as a Bank

By:	/s/ Ken Rue
Title:	Vice President
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Midwest Bank of Western Illinois, as a Bank

By:	/s/ Brad Ray
Title:	Vice President
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